Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated May 14, 2004, relating to the financial statements of ZN Vision Technologies AG for the years ended December 31, 2003 and 2002, appearing in the Form 8-K dated May 21, 2004 filed by Viisage Technology, Inc. in connection with its acquisition of ZN Vision Technologies AG.

We also consent to the reference to us under the caption “Experts” in the prospectus.

Dusseldorf Germany	BDO International GmbH
May 21, 2004

/s/ DR. ROSENBAUM